Exhibit 3.1

THIRD AMENDED AND RESTATED BYLAWS
OF
TRIO-TECH INTERNATIONAL

THIRD AMENDED AND RESTATED BYLAWS
OF
TRIO-TECH INTERNATIONAL

ARTICLE I

OFFICES

Section 1.01    PRINCIPAL OFFICE AND PRINCIPAL BUSINESS OFFICE. The principal office of the Corporation shall be located at such place within or without the State of California as shall be fixed from time to time by the board of directors, and if no place is fixed by the board of directors, such place as shall be fixed by the Chief Executive Officer.

Section 1.02    OTHER OFFICES. The Chief Executive Officer may establish branch offices of the Corporation both in and outside the State of California.

ARTICLE II
SHAREHOLDERS

Section 2.01    PLACE OF MEETING. Meetings of the shareholders shall be held at any place within or without the State of California designated by the board of directors. Absent such designation, meetings shall be held at the principal office. The board of directors may, in its discretion and subject to any guidelines and procedures it may adopt, authorize shareholders not physically present, in person or proxy, at a meeting of shareholders, whether held at a designated place or held solely by electronic transmission by and to the Corporation, electronic video screen communication, conference telephone, or other means of remote participation to participate in and vote at the meeting by electronic transmission by and to the Corporation, electronic video screen communication, conference telephone, or other means of remote participation and such shareholders shall be considered present in person or by proxy.

Section 2.02    ANNUAL MEETING. An annual meeting of shareholders shall be held on such date and at such time as may be designated from time to time by the board of directors for the purpose of electing directors and transacting any other business that is within the power of the shareholders and allowed by law.

Section 2.03    SPECIAL SHAREHOLDERS' MEETINGS. Special meetings of the shareholders may be called by the board of directors, the chair of the board, the president, or by shareholders entitled to cast not less than 10% of the votes at the meeting. Any person entitled to call a special meeting of shareholders (other than the board of directors) shall make a written request to the chair of the board, specifying the general purpose of such meeting and the date, time, and place of the meeting, which date shall be not less than 35 days and not more than 60 days after the receipt by such officer of the request. Within 20 days after receipt of the request, the officer receiving such request shall cause notice to be given to the shareholders entitled to vote at such meeting, stating that a meeting will be held on the date and at the time and place requested by the person(s) requesting the meeting and stating the general purpose of the meeting. If such notice is not given within 20 days after receipt of the request, the person(s) requesting the meeting may give such notice. No business shall be transacted at a special meeting unless its general nature shall have been specified in the notice of such meeting.

Section 2.04    NOTICE OF SHAREHOLDERS' MEETING. Written notice stating the place, day, and hour of the meeting, shall be given not less than 10 days (or, if sent by third class mail, 30 days) and not more than 60 days before the meeting. In the case of an annual meeting, the notice shall state the matters the board of directors intends, at the time the notice is given, to present to the shareholders for action; provided, however, that unless the notice of the meeting, or the waiver of notice of such meeting, sets forth the general nature of any proposal to (a) approve or ratify a transaction in which a director has a material financial interest under Section 310 of the California Corporations Code, (b) amend the articles of incorporation of this Corporation (the "Articles of Incorporation") under Section 902 of the California Corporations Code, (c) approve a conversion or reorganization or elect to wind up and dissolve under Sections 1152, 1201, or 1900 of the California Corporations Code, or (d) effect a plan of distribution upon liquidation inconsistent with the liquidation rights of the preferred shares under Section 2007 of the California Corporations Code, no such proposal may be approved at an annual meeting other than by unanimous approval by those entitled to vote. In the case of a special meeting, the notice shall state the general nature of the business to be transacted. If directors are to be elected at a meeting, the notice shall include the names of the intended nominees at the time the notice is given. If remote participation in a meeting is authorized by the board of directors, the notice shall state the means of electronic transmission by and to the Corporation, electronic video screen communication, conference telephone, or other means of remote participation by which shareholders may participate. Except as otherwise provided by the California Corporations Code, all shareholders must consent to any meeting held solely by electronic means, unless the board of directors determines it is necessary or appropriate to hold the meeting by electronic means due to an Emergency.

Proof of notice by mail or electronic transmission may be made by affidavit of the secretary or assistant secretary or the Corporation's transfer agent, and, if made, shall be filed as part of the minutes of the meeting.

Notice shall be given by personal delivery, by electronic transmission consented to by the shareholder, or by mail, by or at the direction of the secretary or the officer or person calling the meeting, to each shareholder entitled to vote at the meeting. If a shareholder has not provided an address, notice may be given as provided by Section 601 of the California Corporations Code. Notice may also be sent by electronic communication or other means of remote communication if the board of directors determines it is necessary or appropriate because of an emergency, as defined in Section 207 of the California Corporations Code ("Emergency").

Notice by mail shall be deemed to have been given when deposited in the United States mail addressed to the shareholder at the shareholder's address as it appears on the share transfer records of the Corporation, with postage thereon prepaid. Notice by electronic transmission shall be deemed to have been given when:

(a)    Transmitted to a facsimile number provided by the shareholder for the purpose of receiving notice.

(b)    Transmitted to an electronic mail address provided by the shareholder for the purpose of receiving notice.

(c)    Posted on an electronic network, with a separate notice to the shareholder of the posting.

(d)    Delivered to by any other form of electronic communication consented to by the shareholder.

Notice shall not be deemed given by electronic transmission to a shareholder after either (i) the Corporation is unable to deliver two consecutive notices to such shareholder by such means or (ii) the inability to deliver such notices to such shareholder becomes known to the secretary, any assistant secretary, the transfer agent, or any person responsible for giving such notices. This paragraph shall not apply if notices are provided by electronic communication or other means of remote communication as permitted because of an Emergency.

A shareholder may waive notice of a meeting by providing the secretary, in writing, either before or after the time of the meeting, waiver of notice, consent to holding the meeting, or approval of the minutes of the meeting. The attendance of a shareholder at a meeting constitutes waiver of notice, unless the shareholder objects, at the beginning of the meeting, to the transaction of any business at the meeting because the meeting was not lawfully called or objects, at the meeting, to the consideration of any business that was required to be, but was not, included in the notice of the meeting.

Section 2.05    VOTING LISTS. The Corporation shall prepare, as of the record date fixed for a meeting of the shareholders, a list of shareholders entitled to vote at the meeting (or any adjournment thereof). The list shall be arranged in alphabetical order, with the address of, and the number and class of shares held by, each shareholder. The list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.

If any shareholders are participating in a meeting of the shareholders by electronic transmission by and to the Corporation, electronic video screen communication, conference telephone or other means of remote communication, the list shall be open to examination by the shareholders for the duration of the meeting on an electronic network, and the information required to access the list shall be provided to shareholders with the notice of the meeting.

Section 2.06    FIXING THE RECORD DATE. For the purpose of determining the shareholders entitled to notice of and to vote at any meeting of the shareholders, to give written consent to any action taken without a meeting, to receive payment of any dividend or other distribution or allotment of rights, or to exercise any other rights, the board of directors may fix a date as the record date for any such determination.

A record date fixed under this Section may not be more than 60 days or less than 10 days before the meeting or more than 60 days before any other action. If any meeting of the shareholders is adjourned for more than 45 days from the date set for the original meeting, the board shall fix a new record date for determining the shareholders entitled to notice of and to vote at such adjourned meeting.

If no record date has been fixed, then (a) the record date for determining shareholders entitled to notice of and to vote at a shareholders' meeting shall be the business day before the day on which notice is given, or, if notice is properly waived, the business day before the day on which the meeting is held, (b) the record date for determining shareholders entitled to give written consent to action taken without a meeting, where no prior board action was taken, shall be the day on which the first written consent is given, and (c) the record date for determining shareholders for any other purpose shall be the later of (i) the day on which the board of directors adopts the resolution relating thereto or (ii) the 60th day prior to the date of the action.

Section 2.07    QUORUM OF AND ACTION BY SHAREHOLDERS. The presence in person or by proxy of the holders of one-third (1/3) of the shares entitled to vote constitutes a quorum for a meeting of the shareholders. Except as otherwise provided by the California Corporations Code or the Articles of Incorporation:

(a)     The affirmative vote of a majority of the shares present at a meeting, either in person, by remote communication, if applicable, or represented by proxy duly authorized, and entitled to vote on such action, at which a quorum is present shall be the act of the shareholders.

(b)     The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of any number of shareholders that leaves less than a quorum; provided that any action taken, other than adjournment, shall be approved by at least a majority of the shares required to constitute a quorum.

If a quorum is not present, the meeting may be adjourned by the vote of a majority of the shares present in person or by proxy.

Section 2.08    ADJOURNED MEETINGS AND NOTICE THEREOF. Any shareholders' meeting may be adjourned from time to time by a vote of the majority of the shares present, in person or proxy. If the meeting is adjourned for more than 45 days, or if the board of directors fixes a new record date for the adjourned meeting, notice of the adjourned meeting shall be given to each shareholder of record, as of the new record date, entitled to notice of the adjourned meeting. If the meeting is adjourned for not more than 45 days, and the board of directors does not fix a new record date for the adjourned meeting, notice need not be given of the adjourned meeting if the time and place (or the means of electronic transmission, electronic video screen communication, conference telephone, or other means of remote communication, if any, by which shareholders may participate) of the meeting are announced at the meeting at which the adjournment is taken, and any business may be transacted at the adjourned meeting that might have been transacted at the original meeting.

Section 2.09    CONDUCT OF MEETINGS. The board of directors may adopt by resolution such rules and regulations for the conduct of meetings of the shareholders as it shall deem appropriate. At every meeting of the shareholders, the chair of the board, or in their absence or inability to act, a director or officer designated by the board of directors shall serve as the chair of the meeting. The secretary or, in their absence or inability to act, the person whom the presiding officer of the meeting shall appoint secretary of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

The chair of the meeting shall determine the order of business and, in the absence of a rule adopted by the board of directors, shall establish rules for the conduct of the meeting. The chair of the meeting shall announce the close of the polls for each matter voted upon at the meeting, after which no ballots, proxies, votes, changes, or revocations will be accepted. Polls for all matters before the meeting will be deemed to be closed upon final adjournment of the meeting.

Section 2.10    INSPECTORS OF ELECTION. Before any meeting of shareholders, the board of directors may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are appointed, or if any person appointed fails to appear or refuses to act, the chair of the meeting may, and on the request of any shareholder or their proxy shall, appoint inspectors of election at the meeting. One or three inspectors may be appointed; provided that, if inspectors are appointed at a meeting on the request of one or more shareholders or proxies, the holders of a majority of shares present in person or proxy shall determine whether one or three inspectors are to be appointed.

The inspectors of election shall:

(a)     Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies.

(b)     Receive votes, ballots, or consents.

(c)     Hear and determine challenges and questions in connection with voting rights.

(d)     Count and tabulate all votes or consents.

(e)      Determine when the polls shall close.

(f)       Determine the result.

(g)      Do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

Section 2.11    VOTING OF SHARES. Each outstanding share, regardless of class or series, shall be entitled to one vote on each matter submitted to a vote of the shareholders, except as otherwise provided herein and to the extent that the Articles of Incorporation provide for more or less than one vote per share or limit or deny voting rights to the holders of the shares of any class or series.

A shareholder entitled to vote on any matter may vote part of such shares in favor of the proposal and refrain from voting the remaining shares or, other than in elections of directors, vote the remaining shares against the proposal. If a shareholder fails to specify the number of shares the shareholder is voting affirmatively, the shareholder will be deemed to have affirmatively voted all shares the shareholder is entitled to vote.

In any election of directors, each shareholder entitled to vote shall, subject to the satisfaction of all statutory conditions precedent to the exercise of such rights, have the right to cumulate the number of votes equal to the number of directors to be elected multiplied by the number of votes to which such shareholder's shares are entitled, and distribute those votes among one or more candidates. This right may be exercised by giving written notice of intent to cumulate those votes to any officer of the Corporation before the meeting or to the presiding officer at the meeting at any time before the election of directors.

The directors receiving the highest number of votes of the shares entitled to vote in the election, up to the number of director positions to be filled, shall be elected.

Section 2.12    CONSENT OF ABSENTEES. The transactions of any meeting of shareholders, however called or noticed, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof. The waiver, notice, or consent need not specify the business transacted or purpose of the meeting, except as required by Section 601 of the California Corporations Code. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 2.13    VOTING BY PROXY OR NOMINEE. A shareholder may vote either in person or by written proxy executed by the shareholder or the shareholder's attorney in fact and filed with the secretary of the Corporation. A proxy is not valid after the expiration of 11 months from the date of its execution, unless otherwise provided in the proxy. A proxy continues in full force and effect until revoked, either by a written revocation delivered to the Corporation, by a subsequent proxy presented to the meeting, or by attending a meeting of the shareholders and voting the shares in person. A proxy is revocable unless the proxy states that it is irrevocable and the proxy is coupled with an interest. A proxy is not revoked by the death or incapacity of the shareholder appointing the proxy unless the Corporation receives written notice of such death or incapacity before the vote by proxy is counted. All solicitations of proxies by or on behalf of the Corporation, its directors, officers, or any committee thereof shall comply with Section 14(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, including Regulation 14A, to the extent applicable to the Corporation.

Section 2.14    ACTION BY SHAREHOLDERS WITHOUT A MEETING PROHIBITED. No action required or permitted to be taken at an annual or special meeting of the shareholders may be taken without a meeting.

Section 2.15 ADVANCE NOTICE OF SHAREHOLDER NOMINATIONS AND BUSINESS. Nominations of persons for election to the board of directors and the proposal of other business to be considered by the shareholders may be made at an annual meeting of shareholders only (i) pursuant to the Corporation’s notice of meeting delivered pursuant to Section 2.04 of these Bylaws, (ii) by or at the direction of the board of directors, (iii) pursuant to Rule 14a-8 under the Exchange Act, by any shareholder entitled to vote at the meeting who complies with the notice and other applicable requirements of Rule 14a-8, or (iv) by any shareholder of record entitled to vote at the meeting who complies with the notice procedures set forth in this Section 2.15.

(a) Timing of Notice. For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (iv) above, the shareholder must give timely notice in writing to the Secretary, and any such proposed business (other than nominations) must be a proper matter for shareholder action. To be timely, a shareholder’s notice must be delivered to, or mailed and received at, the principal office of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if the annual meeting is called for a date more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder, to be timely, must be so delivered not earlier than 120 days prior to such annual meeting and not later than the later of (i) 90 days prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made.

(b) Content of Notice – Nominations. A shareholder’s notice of a proposed nomination shall set forth: (i) as to each person the shareholder proposes to nominate, all information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for the election of directors pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named as a nominee and to serving as a director if elected; (ii) a completed and signed questionnaire, representation, and agreement, in a form provided by the Secretary upon request, with respect to each nominee; and (iii) as to the shareholder giving notice and any beneficial owner on whose behalf the nomination is made, the information required by paragraph (d) below.

(c) Content of Notice – Other Business. A shareholder’s notice of any other business proposed to be brought before the meeting shall set forth: (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest of the shareholder and any beneficial owner on whose behalf the proposal is made in such business; and (ii) the information required by paragraph (d) below as to the shareholder giving notice and any such beneficial owner. This paragraph (c) does not apply to a proposal made pursuant to Rule 14a-8 under the Exchange Act.

(d) Shareholder and Beneficial Owner Information. The information referred to in paragraphs (b) and (c) shall include, as to the shareholder giving notice and any beneficial owner on whose behalf the nomination or proposal is made: (i) the name and address of such shareholder and beneficial owner; (ii) the class and number of shares of the Corporation owned of record and beneficially by each of them, and any derivative, hedging, short, or other economic or voting interest in the Corporation’s shares held by any of them; and (iii) a representation that the shareholder is a holder of record entitled to vote at the meeting and intends to appear in person or by proxy to propose such nomination or business.

(e) Compliance with Rule 14a-19. Any shareholder who solicits proxies in support of director nominees other than the Corporation’s nominees must comply with the requirements of Rule 14a-19 under the Exchange Act, including delivery to the Corporation, no later than the deadline required by Rule 14a-19(b), of the notice required by that rule, and providing the Corporation with reasonable evidence that such shareholder has met the requirements of Rule 14a-19(a)(3). If any shareholder (i) provides notice pursuant to Rule 14a-19(b) and (ii) subsequently fails to comply with the requirements of Rule 14a-19(a)(3), or notifies the Corporation that it no longer intends to solicit proxies in accordance with Rule 14a-19, then the nomination(s) made pursuant to such notice shall be deemed null and void and disregarded, notwithstanding that proxies in respect of such nomination(s) may have been received by the Corporation.

(f) General. Only persons nominated and business proposed in accordance with the procedures set forth in this Section 2.15 shall be eligible to be nominated for election as directors, or to be brought before the meeting, as the case may be. The chair of the meeting shall have the power to determine whether a nomination or business was made in accordance with the procedures set forth in this Section 2.15 and, if not, to declare that such defective nomination or proposal be disregarded. This Section 2.15 is in addition to, and not in lieu of, any requirements of the Exchange Act, including Rule 14a-8, with respect to matters set forth in this Section 2.15.

(g) Special Meetings. Nominations of persons for election to the board of directors may be made at a special meeting of shareholders only pursuant to the Corporation’s notice of meeting, by or at the direction of the board of directors, or by a shareholder entitled to vote at the meeting who complies with the notice procedures set forth in this Section 2.15 and whose notice is delivered to the Secretary not earlier than 120 days prior to such special meeting and not later than the later of 90 days prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and the nominees proposed to be elected at such meeting.

ARTICLE III
DIRECTORS

Section 3.01    NUMBER OF DIRECTORS. The authorized number of directors shall be not less than four nor more than seven; provided that the minimum number or maximum number, or both, may be increased or decreased from time to time by an amendment to these Bylaws duly adopted in accordance with these Bylaws, Section 212 of the California Corporations Code, and other applicable law. The exact number of authorized directors shall be fixed, within the limits set forth in this Section, by the shareholders or board of directors.

Section 3.02    POWERS; QUALIFICATIONS. All corporate powers of the Corporation shall be exercised, and the business and affairs of the Corporation shall be managed, by or under the direction of the board of directors, except such powers expressly conferred upon or reserved to the shareholders, and subject to any limitations set forth by law, by the Articles of Incorporation or by these Bylaws. Directors must be natural persons.

Section 3.03    TERM OF OFFICE. At the first annual meeting of the shareholders and at each annual meeting thereafter, the shareholders entitled to vote in the election of directors shall elect directors, each of whom shall hold office until the next annual meeting of the shareholders or until the director's earlier death, resignation, disqualification, or removal. Despite the expiration of a director's term, the director shall continue to serve until the director's successor is elected and qualified.

Section 3.04    VACANCIES AND NEWLY CREATED DIRECTORSHIPS. A vacancy on the board of directors occurs upon of any of the following events:

(a)      The death, resignation, or removal of any director.

(b)      The removal or declaration of vacancy by the board of directors of a director who has been declared of unsound mind by an order of court or convicted of a felony.

(c)      The authorized number of directors is increased.

(d)      At any meeting of the shareholders at which directors are elected, the shareholders fail to elect the full authorized number of directors to be elected at the meeting.

Vacancies in the board of directors, other than vacancies created by removal of a director, may be filled by the board of directors in accordance with Section 305 of the California Corporations Code. The shareholders may, at any time and in accordance with Section 305 of the California Corporations Code, elect a director to fill any vacancy not filled by the directors. A director elected to fill a vacancy shall hold office until the next annual meeting and until the director's successor is elected and qualified (or until the director's earlier death, resignation, disqualification, or removal). If any resignation of a director will take effect at a future time, a successor may be elected to take office when the resignation becomes effective. A reduction of the authorized number of directors does not remove any director prior to the expiration of the director's term of office.

Section 3.05    REMOVAL. The board of directors may declare vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony, or otherwise in a manner provided by law. Any or all of the directors may be removed from office at any time with or without cause by a vote of the shareholders entitled to elect them. If one or more directors are so removed at a meeting of shareholders, the shareholders may elect new directors at the same meeting.

Section 3.06    RESIGNATION. A director may resign by providing written notice to the chair of the board or the board of directors. The resignation shall be effective upon the later of the date of receipt of the notice or the effective date specified in the notice.

Section 3.07    MEETINGS OF DIRECTORS.

Regular meetings of the board of directors shall be held at such times and places as may from time to time be fixed by resolution of the board of directors and, unless the Articles of Incorporation provide otherwise, regular meetings may be held without notice of the date, time, place, or purpose of the meeting.

Meetings of the board of directors, including special meetings, may be called by the chair of the board, the president, any vice president, the secretary, or any two directors.

Notice of the time and place of special meetings shall be given to each director. If notice is mailed, it shall be deposited in the United States mail, addressed to the director at the address shown on the records of the Corporation, at least four days before the time of the meeting. If notice is delivered personally, by telephone, or by electronic transmission, it shall be delivered at least 48 hours before the time of the meeting. The notice need not specify the purpose of the meeting.

Meetings of the board of directors may be held at any place within or without the State of California that is designated in the notice of the meeting. If no place is stated in the notice, meetings shall be held at the principal office of the Corporation unless another place has been designated by a resolution duly adopted by the board of directors.

Section 3.08    ELECTRONIC PARTICIPATION. Members of the board of directors may participate in a meeting through conference telephone, electronic video screen communication, or electronic transmission by and to the Corporation. Participation in a meeting by conference telephone or electronic video screen communication constitutes presence in person if all participating directors can hear one another. Participation by electronic transmission by and to the Corporation (other than conference telephone or electronic video screen communication) constitutes presence in person if each participating director can communicate concurrently with all other participating directors and each director has the means to participate in all matters before the board, including the ability to propose or object to a specific action proposed to be taken.

Section 3.09    QUORUM OF AND ACTION BY DIRECTORS. A majority of the authorized number of directors constitutes a quorum of the board of directors for the transaction of business, and in the case of an equality of votes, the chair of the board, or, if none is appointed, the chair of the meeting, shall be entitled to a second or casting vote. Any act approved by a majority of the directors present at a duly held meeting at which a quorum is present is the act of the board of directors, unless the California Corporations Code or the Articles of Incorporation require a greater number. A meeting at which a quorum is initially present may continue to transact business, notwithstanding the withdrawal of directors leaving less than a quorum, if any action is approved by at least a majority of the directors who constitute the required quorum for the meeting. A majority of the directors present, even if less than a quorum, may adjourn a meeting to another time and place. If a meeting is adjourned for more than 24 hours, notice of the adjournment to another time and place shall be given before the adjourned meeting to each director not present at the time of the adjournment.

Section 3.10    COMPENSATION. Directors may receive compensation for their services as directors in such amount as may be fixed, from time to time, by resolution of the board of directors. The board of directors may, by resolution, authorize payment of a fixed fee and expenses of attendance, if any, for attendance at any meeting of the board of directors or committee thereof. A director shall not be precluded from serving the Corporation in any other capacity and receiving compensation for services in that capacity.

Section 3.11    ACTION BY DIRECTORS WITHOUT A MEETING. Any action required or permitted to be taken by the board of directors or any committee thereof may be taken without a meeting if all of the directors or committee members consent to the action in writing, and the number of directors or committee members then serving constitutes a quorum. The written consents shall be filed with the minutes of the proceedings of the board of directors or committee thereof.

Section 3.12    COMMITTEES OF THE BOARD OF DIRECTORS. The board of directors, by resolution adopted by a majority of the authorized number of directors, may designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the board of directors and to exercise the authority of the board of directors to the extent provided in the resolution establishing the committee and as permitted by the provisions of the California Corporations Code.

No committee of the board of directors shall have the authority to:

(a)      Approve actions that require shareholder approval.

(b)      Fill vacancies on the board or on any committee.

(c)      Fix the compensation of the directors for serving on the board or on any committee.

(d)      Amend or repeal bylaws or adopt new bylaws.

(e)      Amend or repeal any resolution of the board of directors that by its terms is not so amendable or repealable.

(f)      Make distributions to shareholders, except at a rate, in a periodic amount, or within a range set forth in the Articles of Incorporation or determined by the board of directors.

(g)      Appoint other committees of the board of directors or the members thereof.

The board of directors, by vote of a majority of the authorized number of directors, may designate one or more directors as alternate members of any committee who may replace any absent member at any meeting of the committee.

The designation of a committee of the board of directors and the delegation thereto of authority shall not operate to relieve the board of directors, or any member thereof, of any responsibility imposed by law.

ARTICLE IV
OFFICERS

Section 4.01    POSITIONS AND ELECTION. The officers of the Corporation shall be elected by the board of directors and shall be a president, secretary, and a chief financial officer. The Corporation may have a chair of the board, and such other officers, including but not limited to one or more vice presidents or assistant vice presidents, a treasurer, and one or more assistant secretaries, as deemed necessary by the board of directors, with such authority as may be specifically delegated to such officers by the board of directors or these Bylaws. Any two or more offices may be held by the same person.

Officers shall be elected by the board of directors and each shall serve at the pleasure of the board. Each officer shall serve until a successor is elected and qualified or until the earlier death, resignation, or removal of that officer. Vacancies or new offices shall be filled at the next regular or special meeting of the board of directors.

Section 4.02    REMOVAL AND RESIGNATION. Any officer elected or appointed by the board of directors may be removed with or without cause by the affirmative vote of the majority of the board of directors. Removal shall be without prejudice to the contract rights, if any, of the officer so removed.

Any officer may resign at any time by giving written notice to the Corporation. Unless a different time is specified in the notice, the resignation shall be effective upon its receipt by the board of directors.

Section 4.03    POWERS AND DUTIES OF OFFICERS. The powers and duties of the officers of the Corporation shall be as provided from time to time by resolution of the board of directors or by direction of an officer authorized by the board of directors to prescribe the duties of other officers. In the absence of such resolution, the respective officers shall have the powers and shall discharge the duties customarily and usually held and performed by like officers of corporations similar in organization and business purposes to the Corporation, subject to the control of the board of directors.

ARTICLE V

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 5.01    INDEMNIFICATION AGAINST EXPENSES. The Corporation, to the extent permitted by the California General Corporation Law, (a) shall indemnify any Agent of the Corporation against expenses, including reasonable attorney's fees, actually and reasonably incurred in defense of any Proceeding in which the Agent was, is, or is threatened to be made a party by reason of being or having been an Agent of the Corporation, to the extent that the Agent was successful on the merits in the defense and shall have the power to advance to such Agent such expenses incurred by such Agent in defending any such Proceeding upon receipt of an undertaking by such Agent to repay such amounts if such Agent is not entitled to be indemnified for such amounts and (b) shall indemnify any person who was, is, or is threatened to be made a party to any Proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of being or having been an Agent of the Corporation, against expenses, including reasonable attorney's fees, actually and reasonably incurred in defense or settlement of the Proceeding, if the person acted in good faith and in a manner the person believed to be in the best interests of the Corporation and the shareholders.

Section 5.02    INDEMNIFICATION AGAINST LOSSES. The Corporation shall, to the extent permitted by the California General Corporation Law and the Articles of Incorporation, indemnify any person who was, is, or is threatened to be made a party to any Proceeding (other than an action by or in the right of the Corporation) by reason of being or having been an Agent of the Corporation, against expenses, including reasonable attorney's fees, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the Proceeding if the person (a) acted in good faith and in a manner the person believed to be in the best interests of the Corporation and the shareholders and (b) had no reasonable cause to believe the conduct of the person was unlawful, in the case of a criminal Proceeding.

Section 5.03    DEFINITIONS. For purposes of this Article V, (a) "Agent" means any person who (i) is or was a director, officer, employee, or other agent of the Corporation, or (ii) is or was serving at the Corporation's request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, or (iii) was a director, officer, employee, or agent of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation, and (b) "Proceeding" means any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative, or investigative.

Section 5.04    INDEMNIFICATION RIGHTS NOT EXCLUSIVE; INSURANCE. The foregoing rights of indemnification and advancement of expenses shall be in addition to and not exclusive of any other rights to which any director or officer may be entitled by applicable law, the Articles of Incorporation, action or resolution of the shareholders or disinterested directors, or any agreement with the Corporation.

The Corporation may, subject to the provisions of Section 317 of the California Corporations Code, purchase and maintain insurance to indemnify any Agent against any liability asserted against or incurred by an Agent in that capacity or arising out of the Agent's status as an Agent, whether or not the Corporation would have the power indemnify the Agent against that liability under Section 317 of the California Corporations Code.

ARTICLE VI
SHARE CERTIFICATES AND TRANSFER

Section 6.01    SHARE CERTIFICATES; UNCERTIFICATED SHARES.

(a) Certificates for the shares of stock of the Corporation shall be issued only to the extent as may be required by applicable law or as otherwise provided by the Secretary or any Assistant Secretary, and if so issued shall be in such form as the board of directors of the Corporation may from time to time prescribe. Any such certificates shall be numbered in the order in which they shall be issued, and shall be signed by the Chairperson or the President or by a Vice President, and by the Secretary or Assistant Secretary. The signatures may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation or an employee of the Corporation. If a corporate seal is maintained, it or a facsimile hereof may be affixed-to the certificate. Any such certificate shall state upon its face that the Corporation is organized under the laws of the State of California, the name of the person to whom it is issued, the number and class of shares which the certificate represents, and the par value of each share represented by the certificate. Except as otherwise provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of shares represented by certificates of the same class and series shall be identical.

(b) Unless otherwise required by applicable law or authorized by the Secretary or any Assistant Secretary, shares of the Corporation shall be issued, recorded and transferred exclusively in uncertificated book-entry form in accordance with direct registration program operated by a clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended. Any shares of the Corporation represented by certificates that were issued prior to September [·], 2024 shall continue to be certificated shares of the Corporation until the certificates therefor have been surrendered to the Corporation.

(c) Within a reasonable time after the issuance or transfer of uncertificated shares of any class or series of stock, the Corporation shall send to the registered owner thereof a written notice containing the information required by law to be set forth or stated on certificates representing shares of such class or series or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 6.02    TRANSFERS OF SHARES. Shares of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of shares of stock of the Corporation shall be made by the transfer agent and registrar on the books of the Corporation after receipt of a request with proper evidence of succession, assignment, or authority to transfer by the record holder of such stock, or by an attorney lawfully constituted in writing, and in the case of stock represented by a certificate, upon surrender of the certificate. No transfer of shares shall be valid as against the Corporation for any purpose until it shall have been entered in the share transfer records of the Corporation by an entry showing from and to what person those shares were transferred. Subject to the foregoing, the board of directors shall have power and authority to make such rules and regulations as it shall deem necessary or appropriate concerning the issue, transfer, and registration of shares of stock of the Corporation, and to appoint and remove transfer agents and registrars of transfers.

Section 6.03    REGISTERED SHAREHOLDERS. The Corporation may treat the holder of record of any shares issued by the Corporation as the holder in fact thereof, for purposes of voting those shares, receiving distributions thereon or notices in respect thereof, transferring those shares, exercising rights of dissent with respect to those shares, exercising or waiving any preemptive right with respect to those shares, entering into agreements with respect to those shares in accordance with the laws of the State of California, or giving proxies with respect to those shares.

Section 6.04    LOST, STOLEN, OR DESTROYED CERTIFICATES. The board of directors may direct that new shares be issued in uncertificated book-entry form in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen, or destroyed; provided, that the owner of the lost, stolen, or destroyed certificate (or the owner's legal representative) shall give the Corporation a bond or other adequate security sufficient to indemnify the Corporation against any claim against the Corporation on account of the alleged loss, theft, or destruction of any such certificate or the issuance of such new shares in uncertificated book-entry form.

ARTICLE VII
CORPORATE RECORDS AND INSPECTION

Section 7.01    RECORDS. The Corporation shall maintain adequate and correct books and records of account, minutes of the proceedings of the shareholders, board of directors, and committees of the board of directors, and a record of its shareholders, including names and addresses of all shareholders and the number and class of shares held, along with any other records required by law. The Corporation shall keep such record of its shareholders at its principal office, as fixed by the board of directors from time to time, or at the office of its transfer agent or registrar. The Corporation shall keep its books and records of account and minutes of the proceedings of the shareholders, board of directors, and committees of the board of directors at its principal office, or such other location as shall be designated by the board of directors from time to time.

Section 7.02    INSPECTION OF BOOKS AND RECORDS. The Corporation's accounting books and records and minutes of proceedings of the shareholders, board of directors, and committees of the board of directors shall, to the extent provided by law, be open to inspection of directors, shareholders, and voting trust certificate holders, in the manner provided by law.

Section 7.03    CERTIFICATION AND INSPECTION OF BYLAWS. The Corporation shall keep at its principal executive office or if its principal executive office is not in the State of California, at its principal business office in the State of California, the original or a copy of these Bylaws as amended or otherwise altered to date, which shall be open to inspection by the shareholders at all reasonable times during office hours.

ARTICLE VIII
MISCELLANEOUS

Section 8.01    CHECKS, DRAFTS, ETC. All checks, drafts, or other instruments for payment of money or notes of the Corporation shall be signed by an authorized officer or officers or any other person or persons as shall be determined from time to time by the board of directors.

Section 8.02    FISCAL YEAR. The fiscal year of the Corporation shall be as determined by the board of directors.

Section 8.03    CONFLICT WITH APPLICABLE LAW OR ARTICLES OF INCORPORATION. Unless the context requires otherwise, the general provisions, rules of construction, and the definitions of the California General Corporation Law shall govern the construction of these Bylaws. These Bylaws are adopted subject to any applicable law and the Articles of Incorporation. Whenever these Bylaws may conflict with any applicable law or the Articles of Incorporation, such conflict shall be resolved in favor of such law or the Articles of Incorporation.

Section 8.04    INVALID PROVISIONS. If any one or more of the provisions of these Bylaws, or the applicability of any provision to a specific situation, shall be held invalid or unenforceable, the provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of these Bylaws and all other applications of any provision shall not be affected thereby.

Section 8.05    REPORTS. During any time that the Corporation has fewer than 100 shareholders of record, the Corporation expressly waives the requirement set forth in Section 1501 of the California Corporations Code of sending an annual report to the shareholders; provided, that the board of directors may issue annual or other reports at its discretion. Upon the request of any shareholder made more than 120 days after the close of the Corporation's fiscal year, the Corporation shall, within 30 days, deliver to such shareholder the financial statements required by Section 1501 of the California Corporations Code to be included in an annual report to shareholders.

Section 8.06    REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The chair of the board, the president, any vice president, or any other person authorized by resolution of the board of directors or by any of the foregoing designated officers, is authorized to vote on behalf of the Corporation any and all shares of any other corporation or corporations, foreign or domestic, standing in the name of the Corporation. The authority granted to these officers to vote or represent on behalf of the Corporation any and all shares held by the corporation in any other corporation or corporations may be exercised either by such officers in person or by any other person authorized so to do by proxy duly executed by these officers.

Section 8.07 FORUM FOR ADJUDICATION OF CERTAIN DISPUTES. Unless the Corporation consents in writing to the selection of an alternative forum, the Superior Court of the State of California, County of Los Angeles (or, if such court lacks jurisdiction, another state court located within the State of California, or if no state court located within the State of California has jurisdiction, the federal district court for the district within the State of California in which the Corporation’s principal executive office is located) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee, or agent of the Corporation to the Corporation or its shareholders, (c) any action asserting a claim against the Corporation or any director, officer, employee, or agent of the Corporation arising under any provision of the California Corporations Code, the Articles of Incorporation, or these Bylaws, or (d) any action asserting a claim against the Corporation or any director, officer, employee, or agent of the Corporation governed by the internal affairs doctrine, in each case subject to such court having personal jurisdiction over the indispensable parties named as defendants. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Nothing in this Section 8.07 shall apply to any claim as to which the federal courts have exclusive jurisdiction, including claims arising under the Exchange Act, or shall be construed as a waiver of the Corporation’s compliance with the federal securities laws and the rules and regulations promulgated thereunder. Any person or entity purchasing or otherwise acquiring or holding any interest in the shares of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 8.07.

ARTICLE IX
AMENDMENT OF BYLAWS

Section 9.01    AMENDMENT BY SHAREHOLDERS. Unless otherwise provided by the Articles of Incorporation, these Bylaws, or the California Corporations Code, the shareholders may adopt, amend, or repeal bylaws.

Section 9.02    AMENDMENT BY DIRECTORS. Subject to the rights of shareholders under, and any limitations imposed by, the California Corporations Code, the board of directors may adopt, amend, or repeal bylaws. The Corporation shall provide shareholders with notice of any bylaw adopted, amended, or repealed by the board of directors to the extent, and within the time period, required by Section 213 of the California Corporations Code and any other applicable law, including the Exchange Act and the rules of any securities exchange on which the Corporation’s shares are listed.

Effective as of July 7, 2026.